Exhibit 99.1

Goodrich Petroleum Announces Recent Developments and First Quarter 2019 Financial Results

HOUSTON, May 8, 2019 /PRNewswire/ -- Goodrich Petroleum Corporation (NYSE American: GDP) (the "Company") today announced recent developments and financial results for the first quarter ended March 31, 2019.

RECENT DEVELOPMENTS

The Company has a commitment, subject to definitive documentation, from a group of lenders with respect to a new Senior Credit Facility (the "New Credit Facility") with an initial borrowing base of $115 million, representing a $40 million increase over the borrowing base in the Company's existing credit facility. The New Credit Facility is expected to have terms and conditions comparable to those in the Company's existing credit facility and is expected to close in mid-May 2019.

Upon closing of the New Credit Facility, the Company currently plans to redeem its existing Convertible Second Lien Notes for approximately $56.9 million and issue $12.0 million of new Second Lien Notes (the "New 2L Notes"), subject to definitive documentation. The New 2L Notes are expected to have a tenor of two years and be prepayable at the Company's option during the first year following issuance at 101% of par value or at par value in year two. Similar to the existing Convertible Second Lien Notes, interest on the New 2L Notes is expected to be paid-in-kind at a rate of 13.5% per annum.

Production for the first quarter averaged approximately 104,000 Mcfe per day, an increase of 182% from the previous year and 5% sequentially. The Company added two wells in the middle of the first quarter which provided the growth in production for the quarter. Since the end of the first quarter, the Company has added to production two wells with 7,500 foot laterals, its Loftus 27&22 No. 1 & 2 (97% WI) wells, at a combined 24-hour peak rate of over 50,000 Mcfe per day and one well with a 4,600 foot lateral, its MSR Hunt 5H-1 (62% WI) well, at a peak 24-hour rate of approximately 17,000 Mcfe per day. With the results from these wells, the Company has exceeded its midpoint of yearly guidance and expects to average 135,000 – 142,000 Mcfe per day in the second quarter.

THE COMPANY HAS POSTED A NEW PRESENTATION ON THE COMPANY'S WEBSITE WHICH WILL BE REVIEWED ON THE EARNINGS CONFERENCE CALL. INVESTORS CAN ACCESS THE SLIDES AT: http://goodrichpetroleumcorp.investorroom.com/investor-relations

1Q19 FINANCIAL RESULTS

REVENUES

Revenues totaled $29.1 million in the quarter, versus $11.8 million in the prior year period. Average realized price per unit was $3.12 per Mcfe ($2.91 per Mcf of gas and $59.45 per barrel of oil) in the quarter, versus $3.57 per Mcfe in the prior year period ($2.68 per Mcf of gas and $65.00 per barrel of oil).

PRODUCTION

Production totaled approximately 9.3 Bcfe in the quarter, or an average of approximately 104,000 Mcfe per day, versus 3.3 Bcfe, or average daily production of approximately 37,000 Mcfe per day, in the prior year period. Natural gas production totaled 9.1 Bcf in the quarter (97% of total production), versus 3.0 Bcf (89% of total production) during the prior year period.

CAPITAL EXPENDITURES

Capital expenditures totaled $29.5 million in the quarter, of which $28.5 million was spent on drilling and completion costs and $1.0 million on other expenditures, versus $21.0 million in the prior year period of which $20.6 million was spent on drilling and completion costs and $0.4 million on other expenditures. The vast majority of the quarter's total capital expenditures were spent in the Haynesville Shale Trend.

NET INCOME/LOSS

The Company announced net income of $0.4 million in the quarter, or $0.04 per basic and $0.03 per fully diluted share, versus a net loss of $5.3 million or $0.47 per basic and fully diluted share in the prior year period.

CASH FLOW

Adjusted EBITDA was $15.2 million in the quarter and discretionary cash flow ("DCF"), defined as net cash provided by operating activities before changes in working capital, was $14.8 million in the quarter versus Adjusted EBITDA of $3.4 million and DCF of $3.2 million in the prior year period.

(See accompanying tables at the end of this press release that reconcile Adjusted EBITDA and DCF, each of which are non-US GAAP financial measures, to their most directly comparable US GAAP financial measure.)

OPERATING EXPENSES

Lease operating expense ("LOE") was $3.3 million in the quarter or $0.36 per Mcfe, versus $2.6 million, or $0.77 per Mcfe in the prior year period. LOE for the quarter included $0.6 million, or $0.07 per Mcfe, for workovers, versus $0.4 million or $0.10 per Mcfe in the prior year period. Lease operating expense for the quarter excluding workovers was $2.7 million or $0.29 per Mcfe versus $2.2 million or $0.67 per Mcfe in the prior year period.

Production and other taxes were $0.6 million in the quarter or $0.07 per Mcfe, versus $0.6 million, or $0.19 per Mcfe in the prior year period.

Transportation and processing expense was $4.7 million in the quarter, or $0.50 per Mcfe, versus $1.3 million or $0.40 per Mcfe in the prior year period.

Depreciation, depletion and amortization ("DD&A") expense was $10.0 million in the quarter or $1.08 per Mcfe, versus $3.5 million, or $1.04 per Mcfe in the prior year period.

General and administrative expense ("G&A") was $5.3 million in the quarter, which includes non-cash expense of $1.5 million for stock based compensation versus $5.2 million in the prior year period which included $1.7 million for stock based compensation.

(See accompanying table at the end of this press release that reconciles G&A expense payable in cash, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

OPERATING INCOME/LOSS

Operating income, defined as revenues minus operating expenses, totaled $5.1 million in the quarter, versus an operating loss of $1.3 million in the prior year period.

INTEREST EXPENSE

Interest expense totaled $3.7 million in the quarter, which includes cash interest of $0.5 million incurred on the credit facility and non-cash interest of $3.2 million incurred on the Company's second lien notes, which includes $1.8 million paid in-kind interest and $1.4 million amortization of debt discount and issuance costs. Interest expense for the prior year period totaled $2.7 million, which included cash interest of $0.2 million incurred on the credit facility and non-cash interest of $2.5 million incurred on the Company's second lien notes, which included $1.6 million paid in-kind interest and $0.9 million amortization of debt discount.

(See accompanying table at the end of this press release that reconciles interest payable in cash, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

CRUDE OIL AND NATURAL GAS DERIVATIVES

The Company had a loss of $1.0 million on its derivatives not designated as hedges in the quarter, which is comprised of a loss of $1.8 million on cash settlements offset by a $0.8 million gain representing the change of the fair value of our open natural gas and oil derivative contracts, versus a total loss of $1.0 million on its derivatives not designated as hedges in the prior year period, which was comprised of a loss of $0.6 million representing the change in fair value of our open natural gas and oil derivative contracts as well as a $0.4 million loss on cash settlements. During the quarter, the Company added natural gas swaps through March 31, 2020 for 30,000 Mmbtu per day at $2.951 per Mcf.

BALANCE SHEET

The Company exited the quarter with $32 million outstanding under the Company's senior credit facility (which had a borrowing base of $75 million with an elected draw limit of $50 million), and total principal debt outstanding, including the senior credit facility and second lien notes, of $87.5 million.

OTHER INFORMATION

In this press release, the Company refers to several non-US GAAP financial measures, including Adjusted EBITDA and DCF. Management believes Adjusted EBITDA and DCF are good financial indicators of the Company's performance and ability to internally generate operating funds. DCF should not be considered an alternative to net cash provided by operating activities, as defined by US GAAP. Adjusted EBITDA should not be considered an alternative to net income (loss), as defined by US GAAP. Management believes that all of these non-US GAAP financial measures provide useful information to investors because they are monitored and used by Company management and widely used by professional research analysts in the valuation and investment recommendations of companies within the oil and gas exploration and production industry.

Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. In particular, production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.

Unless otherwise stated, oil production volumes include condensate.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. They are subject to various risks, such as financial market conditions, changes in commodities prices and costs of drilling and completion, operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas, as well as other risks discussed in detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and other subsequent filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. There is no assurance that the New Credit Facility or New 2L Notes will close since they are both subject to the negotiation of definitive documentation.

Goodrich Petroleum is an independent oil and natural gas exploration and production company listed on the NYSE American under the symbol "GDP".

GOODRICH PETROLEUM CORPORATION
SELECTED INCOME AND PRODUCTION DATA
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018
Volumes
Natural gas (MMcf)	9,060	2,952
Oil and condensate (MBbls)	47	61
Mmcfe - Total	9,342	3,316

Mcfe per day	103,795	36,844

Oil and natural gas revenues	$ 29,146	$ 11,843
Other	(6)	(9)
	$ 29,140	$ 11,834

Operating Expenses
Lease operating expense (LOE excluding workovers - $2,687 and $2,218, respectively)	3,335	2,566
Production and other taxes	631	640
Transportation and processing	4,701	1,312
Depreciation, depletion and amortization	10,046	3,452
General and administrative (payable in cash - $3,766 and $3,521, respectively)	5,310	5,196
Other	10	-
Operating income (loss)	5,107	(1,332)

Other income (expense)	-	-
Interest expense (payable in cash - $465 and $173, respectively)	(3,657)	(2,673)
Interest income (expense) and other	6	(7)
Loss on commodity derivatives not designated as hedges	(1,008)	(981)
	(4,659)	(3,661)

Reorganization loss, net	-	(331)

Income (loss) before income taxes	448	(5,324)
Income tax benefit	-	-
Net income (loss)	$ 448	$ (5,324)

Discretionary cash flow (see non-US GAAP reconciliation) (1)	$ 14,800	$ 3,232

Adjusted EBITDA (see calculation and non-US GAAP reconciliation) (2)	$ 15,214	$ 3,411

Weighted average common shares outstanding - basic	12,151	11,218
Weighted average common shares outstanding - diluted (3)	14,132	11,218

Net income (loss) per share
Net income (loss) - basic	$ 0.04	$ (0.47)
Net income (loss) - diluted	$ 0.03	$ (0.47)

(1) Discretionary cash flow is defined as net cash provided by operating activities before changes in operating assets and liabilities. Management believes that the non-US GAAP measure of discretionary cash flow is useful as an indicator of an oil and natural gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with US GAAP.

(2) Adjusted EBITDA is defined as earnings before interest expense, income and similar taxes, DD&A, share based compensation expense and impairment of oil and natural gas properties. In calculating adjusted EBITDA, reorganization gains/losses and gains/losses on commodity derivatives not designated as hedges net of cash received or paid in settlement of derivative instruments are also excluded. Other excluded items include interest income and other, adjustments per our 2017 Senior Credit Facility agreement for operating leases under ASC 842 and any other extraordinary non-cash gains/losses.

(3) Fully diluted shares excludes approximately 1.9 million potentially dilutive instruments that were anti-dilutive for the three months ended March 31, 2019, and 4.0 million potentially dilutive instruments that were anti-dilutive for the three months ended March 31, 2018.

GOODRICH PETROLEUM CORPORATION
Per Unit Sales Prices and Costs (Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018

Average sales price per unit:
Oil (per Bbl)
Including net cash received from/paid to settle oil derivatives	$ 57.06	$ 57.99
Excluding net cash received from/paid to settle oil derivatives	$ 59.45	$ 65.00
Natural gas (per Mcf)
Including net cash received from/paid to settle natural gas derivatives	$ 2.73	$ 2.69
Excluding net cash received from/paid to settle natural gas derivatives	$ 2.91	$ 2.68
Oil and natural gas (per Mcfe)
Including net cash received from/paid to settle oil and natural gas derivatives	$ 2.93	$ 3.45
Excluding net cash received from/paid to settle oil and natural gas derivatives	$ 3.12	$ 3.57

Costs Per Mcfe
Lease operating expense ($0.29 and $0.67 excluding workovers, respectively)	$ 0.36	$ 0.77
Production and other taxes	$ 0.07	$ 0.19
Transportation and processing	$ 0.50	$ 0.40
Depreciation, depletion and amortization	$ 1.08	$ 1.04
General and administrative (payable in cash - $0.40 and $1.06, respectively)	$ 0.57	$ 1.57
Other	$ -	$ -
	$ 2.57	$ 3.97
.
Note: Amounts on a per Mcfe basis may not total due to rounding.

GOODRICH PETROLEUM CORPORATION
Cash Flow Data (In Thousands) (Unaudited)

Reconciliation of discretionary cash flow and net cash provided by operating activities (unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018

Net cash provided by operating activities (US GAAP)	$ 17,907	$ 6,256
Net changes in working capital	3,107	3,024
Discretionary cash flow (1)	$ 14,800	$ 3,232

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 448	$ (5,324)
Adjustments to reconcile net loss to net cash provided by operating activities
Depletion, depreciation and amortization	10,046	3,452
Right of use asset depreciation	285	-
Loss on derivatives not designated as hedges	1,008	981
Net cash paid for settlement of derivative instruments	(1,760)	(384)
Share based compensation (non-cash)	1,568	1,675
Amortization of finance cost, debt discount, paid in-kind interest and accretion	3,193	2,501
Reorganization items (non-cash) and other	12	331
Change in assets and liabilities:
Accounts receivable, trade and other, net of allowance	(656)	(1,165)
Accrued oil and gas revenue	2,236	(828)
Prepaid expenses and other	35	(108)
Accounts payable	2,641	6,848
Accrued liabilities	(1,149)	(1,723)
Net cash provided by operating activities	17,907	6,256
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(28,254)	(28,990)
Proceeds from sale of assets	1,284	23,209
Net cash used in investing activities	(26,970)	(5,781)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of bank borrowings	(2,000)	(16,723)
Proceeds from bank borrowings	7,000	-
Issuance cost, net	-	(10)
Other (including cash for purchase of Treasury Stock)	(5)	(3)
Net cash provided by (used in) financing activities	4,995	(16,736)
Net decrease in cash and cash equivalents	(4,068)	(16,261)
Cash and cash equivalents, beginning of period	4,068	25,992
Cash and cash equivalents, end of period	$ -	$ 9,731

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations (In Thousands)

Supplemental Balance Sheet Data (unaudited)
	As of
	March 31, 2019

Cash and cash equivalents	$ -

Long-term debt, net	$ 84,969
Unamortized debt discount and issuance cost	2,524
Total principal amount of debt	$ 87,493

Reconciliation of Net income (loss) to Adjusted EBITDA

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018

Net income (loss) (US GAAP)	$ 448	$ (5,324)
Depreciation, depletion and amortization ("DD&A")	10,046	3,452
Stock compensation expense (non-cash)	1,568	1,675
Interest expense	3,657	2,673
Loss on derivatives not designated as hedges	1,008	981
Net cash paid for settlement of derivative instruments	(1,760)	(384)
Other items **	247	338
Adjusted EBITDA (2)	$ 15,214	$ 3,411

** Other items include $0.3 million from the impact of accounting for operating leases under ASC 842 as well as interest income, reorganization items and other non-recurring income and expense.

Derivative Activity

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018
Change in fair value of derivatives not designated as hedges	$ 752	$ (597)
Net cash paid for settlement of derivative instruments	(1,760)	(384)
Net loss on derivatives not designated as hedges	$ (1,008)	$ (981)

Reconciliation of interest payable in cash to interest expense

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018

Interest expense (GAAP)	$ 3,657	$ 2,673
Amortization of debt discount and issuance cost and paid-in-kind interest	(3,192)	(2,500)
Interest payable in cash	$ 465	$ 173

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations continued (In Thousands)

Reconciliation of capital expenditures (unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018
Net cash used in investing activities (US GAAP)	$ (26,970)	$ (5,781)
Inventory utilized	-	(204)
Cash proceeds related to sale of assets	(1,284)	(23,209)
Miscellaneous capitalized costs	(202)	(177)
Cost incurred in prior period and paid in current period	8,086	10,511
Capital accrual at period end	(9,145)	(2,151)
Total capital expenditures	$ (29,515)	$ (21,011)

Reconciliation of general & administrative expense payable in cash to general and administrative expense (unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018
General & administrative expense (GAAP)	$ 5,310	$ 5,196
Share based compensation	(1,544)	(1,675)
General & administrative expense payable in cash	$ 3,766	$ 3,521
Oil and natural gas production (Mcfe)	9,342	3,316
General and administrative expense payable in cash per Mcfe	$ 0.40	$ 1.06

CONTACT: Robert Turnham, (713) 780-9494